Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statements (No. 333-60428, 333-79357, 333-79369, 333-79375, 333-79365, 333-80647, 333-69622, 333-73302, 333-100786, 333-117894, 333-128992, 333-128993, 333-142554) on Form S-8 of our reports dated February 27, 2008 relating to the consolidated financial statements and financial statement schedule of The Pepsi Bottling Group, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109,” and Statements of Financial Accounting Standards No. 123(R), “Share-Based Payment,” and No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R),” related to the requirement to recognize the funded status of a benefit plan) and the effectiveness of The Pepsi Bottling Group, Inc. and subsidiaries internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Pepsi Bottling Group, Inc. and subsidiaries for the year ended December 29, 2007.
/s/ Deloitte & Touche LLP
New York, New York
February 27, 2008